EXHIBIT 10.3

SECOND MODIFICATION TO LETTER AGREEMENTS

THIS SECOND MODIFICATION TO LETTER AGREEMENTS (this “Agreement”) is made, entered into and effective as of the 22nd day of June, 2011 by and among (i) Lightyear Network Solutions, LLC, a Kentucky limited liability company (“LNS”); and (ii) Rigdon O. Dees, III, individually (“Dees”), Rice Realty Company, LLC, a Kentucky limited liability company (“RRC”), Ron Carmicle, individually (“Carmicle”), LANJK, LLC, a Kentucky limited liability company (“LANJK”), and CTS Equities Limited Partnership, a Nevada limited partnership (“CTS”) (collectively, the “Recipients”).

RECITALS:

A.           Each Recipient and LNS are parties to the Letter Agreements relating to VoIP revenue payments set forth on Exhibit A hereto (the “VoIP Letter Agreements”).

B.           Each Recipient and LNS are parties to the Letter Agreements relating to wireless revenue payments set forth on Exhibit B hereto (the “Wireless Letter Agreements”).

C.           The VoIP Letter Agreements and the Wireless Letter Agreements are collectively referred to as the “Letter Agreements”.

D.           The Recipients and LNS entered into the First Modification to Letter Agreements dated February 10, 2010, whereby the parties (i) released and discharged LY Holdings, LLC from all of its obligations under the Letter Agreements, and (ii) released and discharged LNS from its obligation to pay VoIP Revenue Payments for 2009, and the Wireless Revenue Payments for 2009.

E.           The VoIP Revenue Payments (as defined in the VoIP Letter Agreements) owed to the Recipients for 2010 are $44,237.65, and through April 2011 are $29,501.35. The Wireless Revenue Payments (as defined in the Wireless Letter Agreements) owed to the Recipients for 2010 are $25,930.36, and for 2011 are $22,247.97.

F.           The Recipients have agreed to release LNS from any obligation to pay (i) the VoIP Revenue Payments for 2010 and 2011, and (ii) the Wireless Revenue Payments for 2010, and 2011.

G.           The Recipients shall be entitled to receive VoIP Revenue Payments and Wireless Revenue Payments beginning in January 2012 and going forward pursuant to the terms of the Letter Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

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1.           No Obligation to Pay Revenue Payments.  The Recipients hereby forever release and discharge LNS from (i) any obligation to pay the outstanding VoIP Revenue Payments for 2010 and the outstanding and any future VoIP Revenue Payments for 2011, and (ii) any obligation to pay the outstanding Wireless Revenue Payments for 2010, and the outstanding and any future Wireless Revenue Payments for 2011.

2.           Restatement of Obligations.  Except as otherwise expressly set forth herein, each Letter Agreement shall remain in full force and effect, and the Recipients shall be entitled to receive VoIP Revenue Payments and Wireless Revenue Payments beginning in January 2012 and going forward pursuant to the terms of the Letter Agreements.   LNS hereby reaffirms and restates its obligations under the Letter Agreements as modified herein.

3.           Fees and Expenses.  LNS shall pay all reasonable out-of-pocket expenses (including attorneys’ fees) incurred by the Recipients in connection with the transactions contemplated herein.

4.           Singular and Plural Terms.  Wherever the context requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

5.           Binding Effect.  This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.  LNS may not assign this Agreement without the prior written consent of the Recipients.

6.           Governing Law.  This Agreement has been delivered and accepted at and will be deemed to have been made at Louisville, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

7.           Jurisdiction.  The parties hereby irrevocably agree and submit to the exclusive jurisdiction of any state or federal court located within Jefferson County, Kentucky, and waive any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

8.           Waiver of Jury Trial.  The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Agreement, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Lightyear Network Solutions, LLC

By:	/s/ Steve Lochmueller

Title:	CEO

(“LNS”)

Rigdon O. Dees, III, individually

Rice Realty Company, LLC

By:	/s/ W. Brent Rice
W. Brent Rice, Member

/s/ Ronald Carmicle
Ron Carmicle, individually

LANJK, LLC

By:	/s/ J. Sherman Henderson, III

Title:	Managing Partner

CTS Equities Limited Partnership

By:	/s/ Chris Sullivan
Chris T. Sullivan, General Partner

(“Recipients”)

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EXHIBIT A

VoIP LETTER AGREEMENT

1.            Letter Agreement dated July 23, 2004, among LYH, LNS and LANJK.

2.            Letter Agreement dated July 26, 2004, among LYH, LNS and Carmicle.

3.            Letter Agreement dated July 20, 2004, among LYH, LNS and Dees.

4.            Letter Agreement dated July 30, 2004, among LYH, LNS and RRC.

5.            Letter Agreement dated July 26, 2004, among LYH, LNS and CTS.

EXHIBIT B

WIRELESS LETTER AGREEMENTS

1.            Letter Agreement dated July 1, 2008, among LYH, LNS and LANJK.

2.            Letter Agreement dated July 1, 2008, among LYH, LNS and Carmicle.

3.            Letter Agreement dated July 1, 2008, among LYH, LNS and Dees.

4.            Letter Agreement dated July 1, 2008, among LYH, LNS and RRC.

5.            Letter Agreement dated July 1, 2008, among LYH, LNS and CTS.